EXHIBIT 5

OPINION AND CONSENT OF COUNSEL

October 24, 2016

Vitaxel Group Limited

Level 3, Wisma Ho Wah Genting

No. 35, Jalan Maharajalela

50150 Kuala Lumpur, Malaysia

Re:	Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Vitaxel Group Limited, a Nevada corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to 1,000,000,000 shares of the Company’s Common Stock, par value $0.000001 per share (the “Common Stock”), pursuant to awards granted or to be granted under the Company’s 2016 Equity Incentive Plan (the “Plan”). The 1,000,000,000 shares of Common Stock issuable under the Plan are hereinafter referred to as the “Shares.”

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Plan, the Amended Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company as now in effect and minutes of all pertinent meetings and actions of the Board of Directors of the Company.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents (other than with respect to the Company), the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the issuance of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plan. The Company has also covenanted and we have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

We are members of the Bar of the State of California, and we do not express any opinion herein concerning any law other than the applicable general corporate laws of the State of Nevada (including the statutory provisions, all applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the aforementioned state laws of the State of Nevada. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any non-U.S. jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Nevada or federal laws of the United States of America be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ LKP Global Law, LLP

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